SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 1st day of March, 2010, by and between PETROALGAE INC., a Delaware corporation (“Seller,” or the “Company”), and VALENS OFFSHORE SPV I, LTD., a Cayman Islands corporation (“Purchaser”).

WITNESSETH:

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, 140,938 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and a warrant to purchase 140,938 shares of Common Stock, in the form attached hereto as Exhibit A (the “Warrant”, and together with the Shares, the “Securities”) upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SECURITIES

Section 1.1           Sale and Purchase of the Securities.  Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, at the Closing (as defined in Section 2.1 hereof), Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Securities, free and clear of any and all Liens (as defined in Section 8.11 hereof), for the consideration specified in this Article 1.

Section 1.2           Purchase Price.  The purchase price for the Securities (the “Purchase Price”) shall be $1,127,500.

Section 1.3           Payment of Purchase Price.  Purchaser agrees to pay to Seller the Purchase Price at the Closing by wire transfer or delivery of other immediately available funds to an account of Seller designated to Purchaser prior to the Closing. For purposes of this Agreement, the term “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York.

ARTICLE 2

CLOSING AND DELIVERY

Section 2.1           Closing Date.  The closing (the “Closing”) of the sale and purchase of the Securities (the “Securities Purchase”) shall take place at the offices of Torys LLP, 237 Park Avenue, New York, New York 10017 at 10:00 A.M. (New York City time) on the third (3rd) Business Day following satisfaction or, if permissible, waiver of the conditions set forth in Article 6 of this Agreement (excluding those conditions which by their nature are to be satisfied as a part of the Closing) or at such other place, time or date as the parties hereto may agree (the time and date of the Closing being herein referred to as the “Closing Date”).

Section 2.2           Deliveries by Seller to Purchaser.  On the Closing Date, Seller shall deliver, or cause to be delivered, to Purchaser the following:

(a)          a certificate or certificates evidencing all of the Shares and the duly executed Warrant;

(b)         the certificates and other documents and instruments to be delivered pursuant to Section 6.2 hereof; and

(c)          such other closing documents as Seller and Purchaser shall reasonably agree.

Section 2.3           Deliveries by Purchaser to Seller.  On the Closing Date, Purchaser shall deliver, or cause to be delivered, to Seller the following:

(a)          the Purchase Price, in accordance with Section 1.3 hereof;

(b)         the certificates and other documents and instruments to be delivered pursuant to Section 6.3 hereof; and

(c)          such other closing documents as Seller and Purchaser shall reasonably agree.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As used herein (i) any reference to any event, change or effect being “material” with respect to the Company means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, business, operations, prospects, assets or results of operations of the Company, and (ii) the term “Material Adverse Effect” on the Company means a material adverse effect on (x) the condition (financial or otherwise), properties, business, operations, prospects, assets, nature of assets, liabilities, or results of operations of the Company and its subsidiaries taken individually and/or as whole, or (y) the ability of the Company to perform its obligations under this Agreement.

The Company hereby represents and warrants to Purchaser as follows:

Section 3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to conduct its business as it is now being conducted.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.2           Capitalization.

(a)          The authorized capital stock of the Company consists solely of 300,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 106,235,606  shares of Common Stock are issued and outstanding and of which no shares of Preferred Stock are issued and outstanding.  Except as set forth on Schedule 3.2(a) hereto, there are no options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities issued or outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and have been issued in compliance with all foreign, federal and state securities laws.

(b)         The Securities and the shares issuable upon exercise of the Warrant to be issued and sold by the Company to the Purchaser hereunder and thereunder have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein and therein, will be duly and validly issued and fully paid and non-assessable.

Section 3.3           Corporate Authority.  The Company has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Securities Purchase contemplated hereby.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Securities Purchase contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceeding with respect to the Company is necessary to authorize this Agreement or the Securities Purchase contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 3.4           No Violations; No Consents.  The execution and delivery by the Company of this Agreement does not, and the performance and consummation by the Company of the Securities Purchase contemplated hereby will not, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a)          contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Company’s Certificate of Incorporation or By-laws or (ii) any resolution adopted by the Board of Directors (or similar governing body) of the Company;

(b)         contravene, conflict with, or constitute or result in a breach or violation of any Law (as defined below), award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction (“Order”) or give any Governmental Entity or any other Person the right to challenge the Securities Purchase contemplated hereby; or

(c)          require the consent or approval of any Governmental Entity or any third party which has not already been obtained.

For purposes of this Agreement, the term “Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

Section 3.5           Actions.  There are no civil, criminal, administrative, investigative or informal actions, audits, demands, suits, claims, arbitrations, hearings, litigations, disputes, investigations or other proceedings of any kind or nature (“Actions”) or Orders issued, pending or, to the knowledge of the Company, threatened, against the Company or any of its assets, at law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person that individually or in the aggregate, (i) have had, do have or could reasonably be expected to have a Material Adverse Effect on the Company or (ii) question or challenge the validity or legality of, or have the effect of prohibiting, preventing, restraining, restricting, delaying, making illegal or otherwise interfering with, this Agreement, the consummation of the Securities Purchase contemplated hereby or any action taken or proposed to be taken by the Company pursuant hereto or in connection with the Securities Purchase contemplated hereby.  To the knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Action or the issuance of any such Order.

Section 3.6           SEC Reports.  The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material change in the financial condition or results of operations of the Company and its subsidiaries taken individually and/or as whole since the last audited financial statements of the Company included in the SEC Reports.

Section 3.7           No Material Adverse Effect. There has been no Material Adverse Effect on the Company since September 30, 2009.

Section 3.8           Internal Accounting Controls; Sarbanes-Oxley Act of 2002.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and designed such disclosures controls and procedures and internal control over financial reporting to ensure that material information relating to the Company, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared, and to provide reasonable assurance regarding the financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures and internal control over financial reporting as of the date of its most recently filed periodic report (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and internal control over financial reporting based on their evaluations as of the Evaluation Date.

Section 3.9           Trading With the Enemy Act; Patriot Act.  To the knowledge of the Company, no sale of the Company’s securities by the Company nor the Company’s use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, the Company (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (b) to the knowledge of the Company, does not engage in any dealings or transactions, or be otherwise associated, with any such person.  The Company is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

Section 3.10         Listing of Common Stock.  The Common Stock is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market maintained by The Nasdaq Stock Market (the “OTCBB”) and the Company has received no notice or other communication indicating that such eligibility is subject to challenge or review by any applicable regulatory agency, electronic market administrator, or exchange. The Company has not, and shall not take any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing requirements of the OTCBB.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1           Organization and Good Standing.  Purchaser is a Caymans Island corporation duly organized and validly existing and in good standing under the laws of the Cayman Islands.

Section 4.2           Corporate Authority.  Purchaser has the full legal right, requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Securities Purchase.  The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Securities Purchase have been duly authorized and approved by the governing body of Purchaser and no other corporate proceeding with respect to Purchaser is necessary to authorize this Agreement or the Securities Purchase contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.3           No Violations.  (a)  The execution and delivery by Purchaser of this Agreement does not, and the performance and consummation by Purchaser of the Securities Purchase will not, with respect to Purchaser, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(i)           contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of the Certificate of Incorporation or By-laws (or equivalent documents) of Purchaser or (B) any resolution adopted by the Board of Directors (or similar governing body) of Purchaser; or

(ii)          contravene, conflict with, or constitute or result in a breach or violation of, any material Law or Order to which Purchaser, or any of the assets owned or used by Purchaser, are subject.

Section 4.4           Securities Act.  Purchaser is acquiring the Securities, and will acquire the shares of Common Stock issuable upon exercise of the Warrant (“Warrant Shares”), for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) in any manner that would be in violation of the Securities Act.

Section 4.5           Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Section 4.6           Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser understands that it must be able to bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

Section 4.7           Access to Information.  Purchaser acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Section 4.8           Restricted Securities.  Purchaser understands that the Securities are, and the Warrant Shares will be, characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE 5

COVENANTS

Section 5.1           Public Announcements.  Each of the parties hereto shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Securities Purchase contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

Section 5.2           Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other parties hereto of:

(a)          any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Securities Purchase contemplated by this Agreement;

(b)         any notice or other communication from any governmental or regulatory agency or authority in connection with the Securities Purchase contemplated by this Agreement; and

(c)          any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party or that relate to the consummation of the Securities Purchase contemplated by this Agreement.

Section 5.3           Issuance of Additional Shares.

(a)          If the Company shall, at any time or from time to time after the issuance of the Shares and until such time as the Purchaser no longer owns any shares of Common Stock issued pursuant to this Agreement (including shares issued pursuant to this Section 5.3) or six (6) months after the date of this Agreement, whichever occurs first, issue shares of Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities without consideration or for consideration per share (including, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) less than the Effective Price Per Share (as hereinafter defined) (each such issuance, a “Triggering Issuance”), then (i) the Company shall issue to the Purchaser, for no additional consideration, such number of shares of Common Stock which when aggregated with the Shares issued hereunder to Purchaser prior to the applicable Triggering Issuance would result in an effective purchase price per share of Common Stock to the Purchaser (calculated by dividing the Purchase Price by such aggregate number of shares) equal to the effective price per share of Common Stock of the Triggering Issuance (calculated by dividing the total consideration received by the Company for such issuance (as determined below) divided by the number of shares issued (as determined below)), and (ii) the Effective Price Per Share shall be adjusted to equal the effective price per share of Common Stock of the Triggering Issuance. “Effective Price Per Share” shall mean $8.00, as subsequently adjusted pursuant to this Section 5.3.  Notwithstanding the foregoing, a Triggering Issuance shall not include any options to purchase shares of Common Stock (or any shares issued in connection therewith) or other form of incentive equity granted or issued under the Company’s 2009 Equity Compensation Plan, or any shares of Common Stock issued to a strategic partner or licensee in connection with a joint venture, strategic alliance, licensing agreement, or other similar form of agreement.

(b)          For the purposes of calculating the number of shares of Common Stock issuable and the adjustment in the Effective Price Per Share pursuant to paragraph (a) of this Section 5.3, the following provisions shall be applicable:

(i)           In the case of the issuance of shares of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii)          In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value (as defined in the Warrant) thereof.

(iii)         In the case of the issuance of options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities:

(1)           the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for shares of Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the shares of Common Stock covered thereby;

(2)           the aggregate maximum number of shares of Common Stock deliverable upon conversion of, exercise, or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities and subsequent conversion, exercise or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights;

(3)           no further adjustment of the Effective Price Per Share adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of shares of Common Stock or the exercise of any such rights or options or any conversion or exchange of any such securities.

Section 5.4           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Effective Price Per Share shall be adjusted to a number determined by multiplying the Effective Price Per Share immediately prior to any such event by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately prior to any such event, and (b) the denominator is the number of issued and outstanding shares of Common Stock immediately after to any such event.

Section 5.5            Lock Up Agreement.  The parties acknowledge and agree that the Shares, the Warrant Shares, and any additional shares issuable in connection with this Agreement or the Warrant, shall be “Common Stock” under, and subject to, that certain Lock-Up Letter Agreement executed on or about February 17, 2010 by the Purchaser in favor of the Company for effectiveness as of December 30, 2009.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.1            Conditions to Each Party’s Obligations to Consummate.  The respective obligations of each party to consummate the Securities Purchase contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

(a)           No Termination.  This Agreement shall not have been terminated pursuant to Section 7.1.

(b)           Absence of Litigation; No Orders.  No formal or informal action or proceeding shall have been instituted on or before the Closing Date before any court or governmental body or authority pertaining to the Securities Purchase, the result of which would prevent or make illegal the consummation of such Securities Purchase or which could have a Material Adverse Effect on the Company.  Neither the Company nor Purchaser shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of the Securities Purchase.

Section 6.2            Conditions Precedent to Purchaser’s Obligations.  The obligations of Purchaser to consummate the Securities Purchase contemplated hereby shall be subject to the fulfillment or waiver (in whole or in part by Purchaser) at or prior to the Closing of the following conditions:

(a)          Representations and Warranties.  Each of the representations and warranties of the Company set forth in this Agreement shall in each case be true and correct in all material respects (if not qualified by “materiality” or “Material Adverse Effect”) and in all respects (if qualified by “materiality” or “Material Adverse Effect”) as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date;

(b)          Covenants.  All of the covenants, agreements, undertakings and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, shall have been duly performed and complied with; the Company must have delivered to Purchaser each of the documents required to be delivered by Seller pursuant to Section 2.2 hereof;

(c)          Officer’s Certificate.  The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by the Chief Executive Officer of the Company, representing that the conditions referred to in Section 6.2(a) and Section 6.2(b) hereof have been satisfied;

(d)          Good Standing Certificate.  The Company shall have furnished Purchaser with a recently dated good standing and existence certificate for the Company in its jurisdiction of incorporation and any jurisdictions in which it is qualified to do business as Purchaser reasonably requests; and

(e)          Other Documentation.  Purchaser shall have received such other documents, certificates, opinions or statements as Purchaser may reasonably request, including legal opinions from the Company’s counsel covering such matters requested by the Purchaser.

Section 6.3            Conditions Precedent to the Company’s Obligations.  The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver (in whole or in part by the Company) at or prior to the Closing of the following conditions:

(a)          Representations and Warranties.  Each of the representations and warranties of Purchaser set forth in this Agreement shall in each case be true and correct in all material respects (if qualified by “Materiality” or “Material Adverse Effect”) as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date;

(b)          Covenants.  All of the covenants, agreements, undertakings and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, shall have been duly performed and substantially complied with. Purchaser must have delivered to the Company each of the documents required to be delivered by Purchaser pursuant to Section 2.3 hereof;

(c)          Officer’s Certificate.  Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date and signed by a senior executive officer or officers of Purchaser, representing that the conditions referred to in  Section 6.3(a) and Section 6.3(b) hereof have been satisfied; and

(d)          Payment of Purchase Price.  The Company shall have received the Purchase Price in accordance with Section 1.3.

ARTICLE 7

TERMINATION

Section 7.1            Termination.  This Agreement may be terminated and the sale of Securities may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of the parties hereto;

(b)           by either the Company or Purchaser if the Closing shall not have occurred on or before March 15, 2010 (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

(c)         by Purchaser if:  (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company; or (ii) any representations and warranties of Seller contained in this Agreement shall not have been true when made, or on and as of the Closing Date as if made on and as of the Closing Date (except to the extent it relates to a particular date); or

(d)         by the Company if:  (i) Purchaser shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Purchaser; or (ii) any representations and warranties of Purchaser contained in this Agreement shall not have been true when made, or on and as of the Closing Date as if made on and as of the Closing Date (except to the extent it relates to a particular date).

Section 7.2           Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 of this Agreement, this Agreement (other than Section 8.3 (Fees and Expenses), Section 8.5 (Governing Law) and Section 8.6 (Consent to Jurisdiction; Waiver of Jury Trial), which shall remain in full force and effect) shall forthwith become null and void and no party hereto shall have any Liability or further obligation to any other party hereto, except as provided in this Section 7.2; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions of the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to fully comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 8

MISCELLANEOUS

Section 8.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date received if delivered personally or by facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:

PetroAlgae Inc.
1901 S. Harbor City Boulevard
Suite 300
Melbourne, Florida   32901
Attn:     David Szostak
Facsimile:  (321) 723-7047

With a copy (which shall not constitute notice) to:

Torys LLP
237 Park Avenue
20th Floor
New York, New York   10017
Attn:      Andrew J. Beck
Daniel P. Raglan
Facsimile:  (212)  682-0200

If to Purchaser:

Valens Offshore SPV I, Ltd.
c/o Valens Capital Management LLC
335 Madison Avenue
10th Floor
New York, New York   10017
Attn:     Pat Regan
Facsimile:  (212) 541-4410

Section 8.2           Amendments; No Waivers.

(a)          Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.3           Fees and Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the obligations contemplated hereby shall be paid by the party incurring such cost or expense.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 8.4           Successors and Assigns; No Third-Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.  Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement.

Section 8.5            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 8.6            Consent to Jurisdiction; Waiver of Jury Trial.

(a)           Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Securities Purchase contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party.

(b)           Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, any document referred to in this Agreement or the Securities Purchase contemplated hereby.

Section 8.7            Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.8            Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 8.9            Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 8.10          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Securities Purchase contemplated hereby is not affected in any manner materially adverse to any parties.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.11          Definition and Usage.

For purposes of this Agreement:

“Governmental Entity” means any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof).

“Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, or restrictions of any kind, including any restrictions on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

Section 8.12          Survival.  All covenants contained herein shall survive the Closing.  The representations and warranties contained herein shall not survive the Closing; provided that the representations and warranties of the Company set forth in Section 3.1, Section 3.2 and Section 3.3, and the representations and warranties of the Purchaser set forth in Section 4.4, Section 4.5, Section 4.6, Section 4.7 and Section 4.8, shall each survive the Closing.

Section 8.13          Further Assurances.   From time to time, each party hereto will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

Section 8.14          Review of Agreement.  Each party hereto acknowledges that it has had time to review this Agreement and, as desired, consult with counsel.  In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

Section 8.15          Brokerage.  Each party hereto represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, except for such commissions and fees incurred by reason of any action taken by a party hereto that will be paid by and be the responsibility of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written by the duly authorized officers of Seller and Purchaser.

SELLER:

PETROALGAE INC.

By:	/s/ David Szostak
Name: David Szostak
Title: President

PURCHASER:

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC
its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

[SIGNATURE PAGE TO SECURITES PURCHASE AGREEMENT]

Schedule 3.2(a)

1.	Outstanding employee stock options to purchase 1,369,000 shares of Common Stock.

2.	That certain Warrant exercisable for 68,625 shares of Common Stock issued by the Company to Valens U.S. SPV I, LLC on August 28, 2009.

3.	That certain Warrant exercisable for 56,375 shares of Common Stock issued by the Company to Valens Offshore SPV I, Ltd. on August 28, 2009.

4.	That certain Warrant exercisable for 34,313 shares of Common Stock issued by the Company to Valens U.S. SPV I, LLC on September 4, 2009.

5.	That certain Warrant exercisable for 28,187 shares of Common Stock issued by the Company to Valens Offshore SPV I, Ltd. on September 4, 2009.

6.	That certain Warrant exercisable for 68,625 shares of Common Stock issued by the Company to Valens U.S. SPV I, LLC on September 14, 2009.

7.	That certain Warrant exercisable for 56,375shares of Common Stock issued by the Company to Valens Offshore SPV I, Ltd. on September 14, 2009.

8.	That certain Warrant exercisable for 68,625 shares of Common Stock issued by the Company to Valens U.S. SPV I, LLC on September 29, 2009.

9.	That certain Warrant exercisable for 56,375 shares of Common Stock issued by the Company to Valens Offshore SPV I, Ltd. on September 29, 2009.

10.	That certain Warrant exercisable for 68,625 shares of Common Stock issued by the Company to Valens U.S. SPV I, LLC on October 13, 2009.

11.	That certain Warrant exercisable for 56,375 shares of Common Stock issued by the Company to Valens Offshore SPV I, Ltd. on October 13, 2009.

12.	That certain Warrant exercisable for 375,000 shares of Common Stock issued by the Company to Green Alternative Energy USA, LLC on October 9, 2009.

13.	That certain Warrant exercisable for 500,000 shares of Common Stock issued by the Company to UBS AG on October 16, 2009.

14.	That certain Warrant exercisable for 375,000 shares of Common Stock issued by the Company to Green Science Energy LLC on December 24, 2009.

15.	That certain Warrant exercisable for 6,250 shares of Common Stock issued by the Company to Lynn C. November on February 12, 2010.

16.
Amended and Restated Convertible Note outstanding in favor of PetroTech Holdings, Corp., a Delaware corporation, with a principal balance of ten million dollars ($10,000,000), an interest rate of 12%, and a maturity date of June 30, 2012.